Exhibit (e) (3) (x)

FORM OF

AMENDMENT NO. 4

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA PREMIER VIP TRUST

AMENDMENT NO. 4 to the Amended and Restated Distribution Agreement (“Amendment No. 4”), dated as of [             , 2013], between AXA Premier VIP Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 31, 2003, as amended May 1, 2006 by Amendment No. 1, as amended May 25, 2007 by Amendment No. 2, and as amended October 26, 2012 by Amendment No. 3 (the “Agreement”), relating to the Class B shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. Charter Fixed Income Portfolio, Charter Conservative Portfolio, Charter Moderate Portfolio, Charter Moderate Growth Portfolio, Charter Growth Portfolio, Charter Aggressive Growth Portfolio, Charter Equity Portfolio, Charter International Conservative Portfolio, Charter International Moderate Portfolio, Charter International Growth Portfolio, Charter Income Strategies Portfolio, Charter Interest Rate Strategies Portfolio, Charter Real Assets Portfolio, Charter Multi Alternative 100 Conservative Portfolio, Charter Multi Alternative 100 Moderate Portfolio, Charter Multi Alternative 100 Growth Portfolio, and Target 2055 Allocation Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class B shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA DISTRIBUTORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	Chairman, President & Chief Executive Officer	Title:	Chairman, President & Chief Executive Officer

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT OF

AXA PREMIER VIP TRUST

CLASS B SHARES

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Multi-Sector Bond Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

Charter Fixed Income Portfolio

Charter Conservative Portfolio

Charter Moderate Portfolio

Charter Moderate Growth Portfolio

Charter Growth Portfolio

Charter Aggressive Growth Portfolio

Charter Equity Portfolio

Charter International Conservative Portfolio

Charter International Moderate Portfolio

Charter International Growth Portfolio

Charter Income Strategies Portfolio

Charter Interest Rate Strategies Portfolio

Charter Real Assets Portfolio

Charter Multi Alternative 100 Conservative Portfolio

Charter Multi Alternative 100 Moderate Portfolio

Charter Multi Alternative 100 Growth Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio